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                                                               Exhibit 99.(a)(4)

                   CREDIT SUISSE FIRST BOSTON CORPORATION
                            Eleven Madison Avenue
                        New York, New York 10010-3629

                                  CPI CORP.

                       OFFER TO PURCHASE FOR CASH UP TO
                     2,350,000 SHARES OF ITS COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                 AT A PURCHASE PRICE NOT IN EXCESS OF $23.00
                        NOR LESS THAN $18.00 PER SHARE

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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00
 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 1998, UNLESS THE OFFER IS EXTENDED.

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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  CPI Corp., a Delaware corporation (the "Company"), has appointed us to act as Dealer Manager in connection with its offer to purchase for cash 2,350,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, $.40 par value per share (the "Shares") (including the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of May 1, 1989, between the Company and the Rights Agent named therein, as amended), at prices not in excess of $23.00 nor less than $18.00 per Share in cash, as specified by stockholders tendering their Shares, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 9, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer").

  The Company will determine the single per Share price, not in excess of $23.00 nor less than $18.00 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 2,350,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $23.00 nor less than $18.00 per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 2,350,000 Shares pursuant to the Offer. See Sections 1 and 14 of the Offer to Purchase.

  Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 2,350,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not withdrawn, the Company will buy shares first from all Odd Lot Holders (as defined in the Offer to Purchase) who properly tender all their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders who properly tender Shares at prices at or below the Purchase Price (and do not withdraw such Shares prior to the Expiration Date). See Sections 1 and 3 of the Offer to Purchase.
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  THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. Offer to Purchase, dated December 9, 1997;

    2. Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    3. Letter, dated December 9, 1997, from Alyn V. Essman, Chairman of the Board and Chief Executive Officer of the Company, to stockholders of the Company;

    4. Letter of Transmittal for your use and for the information of your clients (together with accompanying Substitute Form W-9); and

    5. Notice of Guaranteed Delivery to be used to accept the Offer if the Share certificates and all other required documents cannot be delivered to the Depositary by the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 1998, UNLESS THE OFFER IS EXTENDED.

  No fees or commissions will be payable by the Company to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Offer other than fees paid to the Dealer Manager, the Information Agent or the Depositary as described in the Offer to Purchase. The Company, however, upon request, will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of Shares held by you as a nominee or in a fiduciary capacity. The Company will pay or cause to be paid any stock transfer taxes applicable to its purchase of Shares, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  To take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) including any required signature guarantees and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  As described in Section 3, "The Offer--Procedure for Tendering Shares," of the Offer to Purchase, tenders may be made without the concurrent deposit of stock certificates or concurrent compliance with the procedure for book-entry transfer, if such tenders are made by or through a broker or dealer, commercial bank, trust company, savings bank or savings and loan association having an office, branch or agency in the United States, which is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. Certificates for Shares so tendered (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the "Book-Entry Transfer Facilities" described in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after timely receipt by the Depositary of a properly completed and duly executed Notice of Guaranteed Delivery.

  Any inquiries you may have with respect to the Offer should be addressed to Credit Suisse First Boston Corporation or to the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

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  Additional copies of the enclosed material may be obtained from the undersigned, telephone: (800) 881-8320 (toll free) or from the Information Agent, MacKenzie Partners, Inc., telephone: (800) 322-2885 (toll free).

                                          Very truly yours,

                                          Credit Suisse First Boston
                                           Corporation

Enclosures

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 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
 OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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